Exhibit 99.1

Sky Harbour Announces Q1 Results; Updates on Leasing, Construction, Financing and Other Activities

Introduces Guidance for Year End 2026

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home Base Operator (HBO) campuses for business aircraft, announced the release of its unaudited financial results for the three months ended March 31, 2026 on Form 10-Q. The Company also announced the filing of its unaudited financial results for the three months ended March 31, 2026 for Sky Harbour Capital LLC (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-Q:

https://www.sec.gov/Archives/edgar/data/1823587/000143774926017035/ysac20260331_10q.htm

MSRB/EMMA:

https://emma.msrb.org/P11953837-P11491752-P11944016.pdf

Financial Highlights on a Consolidated Basis include:

●	Constructed assets and construction in progress reached over $350 million at quarter-end, an increase of $75 million year-over-year.

●	Q1 2026 consolidated revenues increased 56% as compared to Q1 2025 and 8.3% as compared sequentially to the prior quarter.

●	Net cash used in operating activities was approximately $3.9 million for the quarter, compared to approximately $5.1 million used in Q1 2025.

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Strong liquidity and capital resources at quarter end, with consolidated cash and US Treasuries totaling $187.6 million and access to $180.6 million of the committed JP Morgan drawdown construction bank facility (“JPM Facility”).

●	Refer to our 10-Q for presentation of GAAP net income and adjusted EBITDA (Non-GAAP) results.

Financial Highlights at Sky Harbour Capital LLC (“Obligated Group”) include:

●	Q1 2026 Obligated Group revenues increased 76.2% as compared to Q1 2025 and 15.1% as compared sequentially to the prior quarter.

●	Net cash provided by operating activities reached approximately $2.9 million in Q1 2026, an increase from the $1.0 million cash provided by operating activities in Q1 2025.

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Cash and US Treasuries at the Obligated Group totaled $17.9 million as of March 31st, 2026 apart from access to the proceeds of the Series 2026 Bonds for construction completion of Phase 2 at Addison Airport (“ADS”).

●	Debt Service Coverage Tests, calculated as per the Bond Indenture for the period ending March 31st, 2026 and the next twelve months budget are in compliance with applicable covenant ratios.

Update on Leasing Activities

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Stabilized campuses: The Company continues to enjoy higher-than-forecast revenue per square foot at its stabilized campuses, with economic occupancy reaching 103% for campuses open for more than 6 months. Revenue per square foot continues to grow as legacy hangar leases turn over.

●	Miami–Opa Locka Executive Airport (“OPF”) Phase 2 opened May 11 with 68% occupancy as of May 13th, at average contracted revenue per square foot higher than the highest revenue tenant at OPF Phase 1.

●	As of May 13th, Dallas Addison Airport (“ADS”) Phase 1, Phoenix Deer Valley Airport (“DVT”) Phase 1 and Denver Centennial Airport (“APA”) have achieved 91%, 76% and 44% occupancy respectively.

Update on Construction and Development Activities

●	Obligated Group 1 Construction

o	OPF Phase 2 received Temporary Certificates of Occupancy on May 11th and is now operational.

o	ADS Phase 2 is on schedule, expected to open prior to the end of the year. Please see the following link for the latest Obligated Group monthly construction report:

https://emma.msrb.org/P22034299-P21548857-P22007097.pdf

●	Portfolio 2 Construction

o	Bradley International Airport (“BDL”) in Hartford, CT is on schedule, expected to be completed by November 2026.

o	Salt Lake City International Airport (“SLC”) is on schedule, expected to be completed in Q1 2027.

o	Hudson Valley Regional Airport (“POU”), in Poughkeepsie, NY is on schedule, expected to be completed by Q3 2027.

o	Orlando Executive Airport (“ORL”) is on schedule, expected to be completed by Q3 2027

o

BDL, SLC and POU are part of our second portfolio of airport projects (“Portfolio II”), financed through the JPM Facility and the Series 2026 Bonds. Their construction progress can be monitored through a monthly construction report filed with MSRB/EMMA:

https://emma.msrb.org/P22035088-P21549466-P22007738.pdf

●	Portfolio 2 Development

o	Washington Dulles International Airport (IAD), Trenton-Mercer Airport (TTN) in New Jersey, and Chicago Executive Airport (PWK) are all scheduled to begin construction by Q4 2026.

Update on Airport Operations

●	As of Q1 2026, the Company is operating 1.03 million square feet of hangar and associated office and support space, with approximately 2 million square feet of aviation ramp and vehicle parking.

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Surveys of current Residents, which include the nation’s premier business aviation flight departments, indicate that Sky Harbour’s HBO service offering has become a recognized and clearly differentiated offering in business aviation, and is emphatically the solution of choice for top business aviation operators.

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The Company continues to invest in constant improvement in service and operations, through selective recruiting, rigorous training and talent development, detailed and thoughtful operating procedures, and constant innovation in collaboration with Sky Harbour Residents.

Update on Capital Formation

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As previously reported, Sky Harbour Capital III LLC, a wholly owned, indirect subsidiary of the Company, issued $150 million of subordinated bonds through the Public Finance Authority of Wisconsin municipal conduit on February 12th. Proceeds are earmarked to completing projects at ADS 2 and partially funding the new Portfolio II projects: BDL, SLC, POU, Orlando Executive Airport (“ORL”), Trenton-Mercer Airport (“TTN”), Chicago Executive Airport (“PWK”), and Dulles International Airport (“IAD”) along with proceeds from the JPM Facility.

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As of March 31st, 2026, we have drawn $19.4 million from the JPM Facility for reimbursement of capital expenditure advances related to our projects at BDL and SLC. As of today, we have $180.6 million of committed availability under the JPM Facility.

Introduction of 2026 End of Year Guidance

●	We expect to achieve consolidated revenues of $42-46 million on an annualized run rate basis by year end, up from an annualized run rate of $34.9 million in Q1 2026.

●	We expect to achieve consolidated Adjusted EBITDA of $4-6 million on an annualized run rate basis by year end, up from an annualized run rate of negative $6.0 million in Q1 2026.

Tal Keinan commented: “OPF Phase 2 is demonstrating 1) the efficacy of the Ascend Integrated Construction Program, including the SH34 Prototype and Stratus PEMB manufacturing, and 2) the benefits of same-field expansion, where the local strength of Sky Harbour’s reputation has generated pent-up demand, facilitating rapid lease-up at rents exceeding forecast. The Sky Harbour model is in place. Our plan is now to replicate it at scale, at the best airports in the country, at a pace that will continue accelerating for the coming years.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our plans for future capital raising activity, the transactions contemplated by the letter of intent, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez